UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

Ryerson Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-189642

(Commission File Number)

36-3425828

(I.R.S. Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 8, 2014, Ryerson Inc. (the “Company”) announced that it had issued a notice of redemption for $99,500,000 of the 11.25% Senior Notes due 2018 (the “Notes,” and the transaction whereby the Notes are partially redeemed, the “Redemption”) that were issued by the Company and Joseph T. Ryerson & Son, Inc. (“JT Ryerson” and, collectively with the Company, “the Companies”). The redemption date has been set for September 7, 2014 and the Redemption is contingent upon the closing of the initial public equity offering (the “IPO”) of the Companies’ parent company, Ryerson Holding Corporation (“Ryerson Holding”). The redemption price is equal to 111.250% of the principal amount, together with accrued and unpaid interest paid thereon, to the date of redemption. Following this redemption, $200,500,000 of the original outstanding principal amount of the Notes will remain outstanding. The Redemption will be conducted pursuant to Section 3.07(c) of the Indenture governing the Notes (“Indenture”), dated as of October 10, 2012, by and among the Company and JT Ryerson, as co-issuers, each guarantor thereto and Wells Fargo Bank, National Association, as trustee. Consistent with the terms of the Indenture, the Company will be using a portion of the cash proceeds from the IPO to redeem such Notes.

Item 8.01.	Other Events.

On August 8, 2014, and in connection with the Redemption, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release dated August 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2014

RYERSON INC.

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

99.1	Press Release, dated August 8, 2014